CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-297056 on Form S-6 of our report dated August 5, 2026, relating to the financial statement of FT 13156, comprising Convertible & Income Select Closed-End and ETF Portfolio, Series 19, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

August 5, 2026